Exhibit 16(a)

POWER OF ATTORNEY

The undersigned, Christpher J. Ailman, Susan J. Carter, Collette Chilton, Neil A. Cotty, Robert Fairbairn, Jeffrey Jarczyk, Henry R. Keizer, Cynthia A. Montgomery, Donald C. Opatrny, John M. Perlowski, Lori Richards, Mark Stalnecker, Marc D. Stern, Kenneth L. Urish and Claire A. Walton, Trustees of BlackRock ETF Trust (the “Trust”), hereby authorize John M. Perlowski, Jay M. Fife, Jennifer McGovern, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), one or more Registration Statements on Form N-14, filed for BlackRock ETF Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock ETF Trust, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of September 15, 2026.

Signature	Title	Signature	Title

	Trustee		Trustee
Christopher J. Ailman		Donald C. Opatrny

	Trustee		Trustee
Susan J. Carter		John M. Perlowski

	Trustee		Trustee
Collette Chilton		Lori Richards

	Trustee		Trustee
Neil A. Cotty		Mark Stalnecker

	Trustee		Trustee
Robert Fairbairn		Marc D. Stern

	Trustee		Trustee
Jeffrey Jarczyk		Kenneth L. Urish

	Trustee		Trustee
Henry R. Keizer		Claire A. Walton

Trustee
Cynthia A. Montgomery